EXHIBIT 99.1

CIT Group Inc.

NOTICE DATE REPORT
(Series A Indenture Supplement)

Set forth below is the Notice Date Report for the Quarter ended June 30, 2011 under Section 7.15(e) of the First Supplemental Indenture among CIT Group Inc., as Issuer, the Guarantors Named Therein, as Guarantors, and Deutsche Bank Trust Company Americas, as Trustee, Series A Parent Collateral Agent and Series A Subsidiary Collateral Agent, dated as of December 10, 2009.

1. Sweep Cash Amount* for the quarter ended June 30, 2011	$561,776,111

2. Other Available Cash* as of June 30, 2011	$2,733,119,945

3a. Payments made during the quarter ended June 30, 2011 on obligations
that were Time-To-Fund (TTF) Requirements*	$4,486,341,824

3b. Payments made during the quarter ended June 30, 2011 on Qualified
Debt Obligations*	$3,080,989,643

3c. The projected amounts of TTF payments for the 12-month period
ending June 30, 2012	$3,363,533,019

4a. Permitted Bank Investments* made from sweep accounts during
the quarter ended June 30, 2011	$0

4b. Required Bank Investments* made from sweep accounts during
the quarter ended June 30, 2011	$0

4c. Required Bank Investments* made from Other Available Cash*
during the quarter ended June 30, 2011	$23,167,997

5. Business Reinvestments* made from sweep accounts during the
quarter ended June 30, 2011	$0

6. Payments made or required to be made to repay or repurchase indebtedness outstanding under the 1st Lien Facility or Series A
Notes, as applicable, during the quarter ending
September 30, 2011	$500,000,000

7. Cash sweep payment (i.e., “Available Sweep Amount”) required
for the quarter ended June 30, 2011	$0

* As defined under the Series A Indenture.

CIT Group Inc.